Exhibit (1)(b)

CERTIFICATE OF NAME CHANGE AMENDMENT

TO

AMENDED AND RESTATED DECLARATION OF TRUST

OF

NUVEEN BUILD AMERICA BOND FUND

The undersigned, being a majority of the Trustees of Nuveen Build America Bond Fund (the “Trust”), acting pursuant to the authority granted to the Trustees under Article XIII, Section 4(ii) of the Amended and Restated Declaration of Trust made on the 16th day of March 2010 by the Trustees thereunder (as amended from time to time, the “Declaration”), do hereby amend the Declaration, effective as of 8:00 a.m. Central time on the 19th day of November 2018, as follows:

1.     Section 1 of Article I of the Declaration is amended to read in its entirety as follows:

Section 1.     Name.    This Trust shall be known as the “Nuveen Taxable Municipal Income Fund,” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

All references to the name of the Trust in the Declaration are hereby amended accordingly.

2.     Except as amended hereby, the Declaration remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 12th day of November, 2018.

/s/ Margo L. Cook	/s/ Jack B. Evans
Margo L. Cook,	Jack B. Evans,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

William C. Hunter	Albin F. Moschner
/s/ William C. Hunter,	/s/ Albin F. Moschner,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ John K. Nelson	/s/ William J. Schneider
John K. Nelson,	William J. Schneider,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Judith M. Stockdale	/s/ Carole E. Stone
Judith M. Stockdale,	Carole E. Stone,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Terence J. Toth	/s/ Margaret L. Wolff
Terence J. Toth,	Margaret L. Wolff,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Robert L. Young
Robert L. Young,
as Trustee
333 West Wacker Drive
Chicago, Illinois 60606